Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2002 relating to the financial statements and financial statement schedule of Mettler-Toledo International Inc. which appears in Mettler-Toledo
International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers AG

PricewaterhouseCoopers AG

Zurich, Switzerland
December 30, 2002